Exhibit 10.1

EDGEWATER TECHNOLOGY, INC.

STOCK PURCHASE AGREEMENT

(NON-EMPLOYEE DIRECTOR)

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the      day of             ,         , by and between EDGEWATER TECHNOLOGY, INC., a Delaware corporation (the “Company”), and                     (“Grantee”), a non-employee director of the Company.

RECITALS

WHEREAS, in exchange for Grantee’s services, the Company will issue stock of the Company to Grantee as herein described, on the terms, provisions and conditions hereinafter set forth;

WHEREAS, the issuance of common stock hereby is being made pursuant to the terms, provisions and conditions of the Company’s 2012 Omnibus Incentive Plan, as amended (the “Plan”), and is subject to the Plan; and

WHEREAS, capitalized terms not otherwise defined in this Agreement, shall have the meanings ascribed thereto in the Plan.

AGREEMENT

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. AWARD OF STOCK. The Company hereby agrees to award Grantee an aggregate of shares of the Common Stock of the Company (the “Stock”) for a price of $.01 per share in exchange for Grantee’s provision of director services to the Company. Delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. REDEMPTION OPTION.

(a) In the event Grantee’s director relationship with the Company terminates, then the Company shall have an irrevocable option (the “Redemption Option”), for a period of ninety (90) days after said termination, or such longer period as may be agreed to by the Company and Grantee, to redeem from Grantee or Grantee’s personal representative, as the case may be, at a cost of $.01 per share to the Company, up to but not exceeding the number of shares of the Stock that have not vested in accordance with the provisions of Sections 2(b) below as of such termination date; provided, however, that if Grantee makes or has made an 83 (b) Election (as defined below) and if Grantee’s director relationship with the Company is terminated due to death or Disability (as defined in the Plan), then the Company shall comply with the covenant in the final sentence of Section 11, notwithstanding its exercise of the Redemption Option for unvested shares of the Stock, if any.

(b) The Stock shall                      until all the shares have vested or have ceased vesting upon the termination of Grantee’s director relationship with the Company. No further vesting shall occur upon the termination of Grantee’s director relationship with the Company.

3. EXERCISE OF REDEMPTION OPTION. The Redemption Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 14(a). Such notice shall identify the number of shares of the Stock to be redeemed and shall notify Grantee of the time, place and date for settlement of such redemption, which shall be scheduled by the Company within the term of the Redemption Option set forth in Section 2(a) above. Upon delivery of such notice, the Company shall become the legal and beneficial owner of the Stock being redeemed and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being redeemed by the Company, without further action by Grantee.

4. ADJUSTMENTS TO THE STOCK. If, from time to time, during the term of the Redemption Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Grantee is entitled by reason of Grantee’s ownership of Stock shall be immediately subject to the Redemption Option and be included in the word “Stock” for all purposes of the Redemption Option with the same force and effect as the shares of the Stock presently subject to the Redemption Option, but only to the extent the Stock is, at the time, covered by such Redemption Option.

5. TERMINATION OF THE REDEMPTION OPTION. Sections 2, 3, and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Redemption Option, whichever occurs first.

6. ESCROW OF UNVESTED STOCK. As security for Grantee’s faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock to the Company upon exercise of the Redemption Option herein provided for, Grantee agrees, at the delivery of the shares hereunder, to deliver to and deposit with the Corporate Secretary of Company or the Secretary’s designee (the “Escrow Agent”), as the Escrow Agent in this transaction, four (4) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Stock subject to the Redemption Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Grantee set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the time of delivery hereunder.

7. RIGHTS OF GRANTEE. Subject to the provisions of Sections 6, 8 and 12 herein, Grantee shall exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in escrow. Grantee shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of the Stock and for the purpose of exercising any voting rights relating to such shares of the Stock, even if some or all of such shares of the Stock have not yet vested and been released from the Redemption Option.

8. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Grantee shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Redemption Option. After any of the shares of the Stock have been released from the Redemption Option, Grantee shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock, except in compliance with the applicable securities laws. Any attempted transfer in violation of this provision shall be null and void, and the Stock shall be forfeited if so determined by the Company.

9. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

10. INVESTMENT REPRESENTATIONS. In connection with the award of the Stock, Grantee represents to the Company the following:

(a) Grantee is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Grantee is acquiring the Stock for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Grantee is familiar with the provisions of Rules 144 and 701, under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” and/or “control securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(c) Grantee further understands that at the time Grantee wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Grantee may be precluded from selling the Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

11. SECTION 83(b) ELECTION. To the extent Grantee is subject to United States tax laws, Grantee understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” includes the right of Company to buy back the Stock pursuant to the Redemption Option set forth in Section 2(a) above. Grantee understands that, if applicable, Grantee may elect to be taxed at the time the Stock is purchased, rather than when and as the Redemption Option expires, by filing an election under Section 83(b) (an or the “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Grantee understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Grantee under United States tax law if those laws are applicable. Grantee further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete. Grantee further acknowledges that the Company has directed Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Grantee may reside, and the tax consequences of Grantee’s death. Grantee assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock. If Grantee makes or has made an 83 (b) Election with respect to the Stock and if Grantee’s director relationship with the Company is terminated due to death or Disability, then as to unvested shares of the Stock, if any, that are repurchased by the Company pursuant to the Redemption Option in accordance with Section 2 (a), the Company agrees to pay Grantee or Grantee’s estate, as applicable, the amount of federal and state income taxes paid by Grantee pursuant to an 83 (b) Election for such unvested shares of the Stock that are repurchased by the Company pursuant to the Redemption Option in accordance with Section 2 (a).

12. REFUSAL TO TRANSFER. The Company shall not be required: (a) to transfer on its books or authorize its transfer agent to transfer on its book and records any shares of Stock of Company which shall have been transferred in violation of any of the provisions set forth in this Agreement; or (b) to treat nor shall its transfer agent be required to treat, as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

13. CHANGE IN CONTROL TRANSACTIONS. In the event of a Corporate Transaction (as defined in the Plan), the Redemption Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such event. To the extent the Redemption Option remains in effect following such event, it shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Corporate Transaction, but only to the extent the Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Redemption Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price per share payable upon exercise of the Redemption Option shall remain the same.

14. MISCELLANEOUS.

(a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee, Grantee’s successors, and assigns.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EDGEWATER TECHNOLOGY, INC.

By:

Title:

GRANTEE:

Address:

Exhibit A – Stock Assignment Separate from Certificate

Exhibit B – Joint Escrow Instructions

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto EDGEWATER TECHNOLOGY, INC., a Delaware corporation (the “Company”), pursuant to the Redemption Option under that certain Stock Purchase Agreement, dated             ,         , by and between the undersigned and the Company (the “Agreement”),                      shares of common stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate(s) No.          and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer said stock on the books of the Company with full power of substitution in the premises (this “Assignment”). This Assignment may be used only in accordance with and subject to the terms, provisions and conditions of the Agreement, in connection with the redemption of shares of common stock of the Company issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Redemption Option under the Agreement.

Dated:

(Signature)

A-1

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

Corporate Secretary

Edgewater Technology, Inc.

200 Harvard Mill Square, Suite 210

Wakefield, MA 01880

To whom it may concern:

As Escrow Agent for both Edgewater Technology, Inc., a Delaware corporation (the “Company”), and                      (“Grantee”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement dated as of             ,          (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1. In the event the Company or an assignee shall elect to exercise the Redemption Option set forth in the Agreement, the Company or its assignee will give to Grantee and you a written notice specifying the number of shares of Stock to be redeemed, and the time for a closing thereunder at the principal office of the Company. Grantee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed: (a) to date the Stock assignments necessary for the transfer in question; (b) to fill in the number of shares being transferred; and (c) to deliver the same, together with the certificate evidencing the shares of Stock to be transferred, to the Company for the number of shares of stock being redeemed pursuant to the exercise of the Redemption Option.

3. Grantee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Grantee does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. This escrow shall terminate upon the exercise in full or expiration of the Redemption Option, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only in writing, signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the loss of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be the Corporate Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer or assistant officer of the Company as successor Escrow Agent, and Grantee hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

Company:	Edgewater Technology, Inc.
200 Harvard Mill Square, Suite 210
Wakefield, MA 01880

Grantee:

Escrow Agent:	Corporate Secretary
200 Harvard Mill Square, Suite 210
Wakefield, MA 01880

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agent. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

Very truly yours,

EDGEWATER TECHNOLOGY, INC.

By:
Title:

GRANTEE:

ESCROW AGENT:

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]

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